UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2020

KRATON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300 Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 504-4700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Kraton Corporation (the “Company”) is furnishing certain last twelve months (“LTM”) financial data, which information will be included in the offering memorandum for the proposed offering described under Item 8.01 to this Current Report on Form 8-K. The disclosure is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 7, 2020, the Company announced that Kraton Polymers LLC and Kraton Polymers Capital Corporation, its wholly-owned subsidiaries (together, the “Issuers”), intend to offer $400.0 million in aggregate principal amount of senior notes due 2025 (the “New Notes”), subject to market and customary conditions.

The Issuers intend to use the net proceeds from the offering of the New Notes, together with cash on hand or borrowings under the Company’s asset-based revolving loan facility, to redeem all of their outstanding 7.000% Senior Notes due 2025 (the “7.0% Senior Notes”) and to pay related fees and expenses of the refinancing.

Pursuant to the terms of the indenture governing the 7.0% Senior Notes, the Issuers intend to issue a conditional notice of redemption to redeem the outstanding 7.0% Senior Notes. The redemption will be conditional upon successful completion of the offering of the New Notes.

A copy of the press release announcing the offering of the New Notes is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This report also does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	LTM Financial Data.

99.2	Press Release, dated December 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date: December 7, 2020	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Executive Vice President, Chief Financial Officer and Treasurer